UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, the “Company,” “MannKind,” “we,” “us” and “our” refer to MannKind Corporation.

Item 1.01	Entry into a Material Definitive Agreement.

On October 18, 2012, we entered into a Common Stock and Warrant Purchase Agreement (the “Mann Purchase Agreement”) with The Mann Group LLC (“The Mann Group”), an entity controlled by our chief executive officer and principal stockholder, Alfred E. Mann. Under the Mann Purchase Agreement, we are required to issue and sell, and The Mann Group is obligated to purchase, 40,000,000 shares of our common stock and warrants to purchase an aggregate of 30,000,000 shares of our common stock, subject to receipt of stockholder approval to increase the authorized number of shares of our common stock as necessary for the potential new issuances to The Mann Group. The warrants will be exercisable at a price of $2.60 per share and will expire 53 weeks from the date of issuance. The price of the shares to be sold to The Mann Group under the Mann Purchase Agreement will be $2.59 per share (the consolidated closing bid price of our common stock on October 17, 2012 as reported on The NASDAQ Global Market) and the warrants to be purchased by The Mann Group will be priced at $0.125 for each share of our common stock underlying such warrants. The aggregate purchase price for the shares of common stock and the warrants to purchase shares of common stock we issue and sell to The Mann Group will be approximately $107.4 million and will be paid for by cancelling principal indebtedness under the Amended and Restated Promissory Note that we issued to The Mann Group on August 10, 2010, as amended (the “Note”), pursuant to an existing $350 million revolving loan arrangement provided by The Mann Group. Pursuant to the terms of the Note, the principal indebtedness cancelled in connection with the closing under the Mann Purchase Agreement will become available for reborrowing by us. The closing under the Mann Purchase Agreement is expected to occur following receipt of stockholder approval to increase the authorized number of shares of our common stock, as necessary for the potential new issuances to The Mann Group. The Mann Purchase Agreement will terminate on the day following the closing of the transactions contemplated thereby. On October 18, 2012, we issued a press release announcing that we had received a commitment from The Mann Group to acquire 40,000,000 shares of our common stock and warrants to purchase shares of our common stock. A copy of this press release is attached as Exhibit 99.1 hereto.

The foregoing summary of the Mann Purchase Agreement is qualified in its entirety by reference to the text of the Mann Purchase Agreement, filed as Exhibit 10.1 to this report.

On October 18, 2012, we amended and restated the Note to, among other things, extend the maturity date of the Note to January 1, 2014, extend the date through which we can borrow under the Note to September 30, 2013, and adjust the annual interest rate on all outstanding principal to the one year London Interbank Offered Rate (LIBOR) on December 31, 2012 plus 5%, effective beginning on January 1, 2013.

The foregoing summary of the amended and restated Note is qualified in its entirety by reference to the text of the amended and restated Note, filed as Exhibit 10.2 to this report.

Item 3.02	Unregistered Sales of Equity Securities.

The issuance and sale of 40,000,000 shares of our common stock and warrants to purchase up to 30,000,000 shares of common stock by us to The Mann Group pursuant to the Mann Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. We have relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and the rules and regulations promulgated thereunder. The information relating to the issuance and sale of shares of our common stock to The Mann Group in Item 1.01 of this report is incorporated herein by reference.

Item 8.01	Other Events.

Underwriting Agreement and Offering of Common Stock and Warrants

On October 18, 2012, we entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. and Piper Jaffray & Co., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale in a registered public offering of 40,000,000 shares of our common stock, together with warrants to purchase up to an aggregate of 30,000,000 shares of our common stock. The warrants will be exercisable at a price of $2.60 per share and will expire 53 weeks from the date of issuance. In addition, under the terms of the Underwriting Agreement, we granted the Underwriters a 30-day option to purchase up to an additional 6,000,000 shares of our common stock and/or additional warrants to purchase up to an aggregate of 4,500,000 shares of common stock. Each share of common stock is being sold together with a warrant to purchase 0.75 of a share of common stock at a combined purchase price to the public of $2.00. The net proceeds to us from the sale of 40,000,000 shares and 40,000,000 warrants to purchase 0.75 of a share of common stock in this offering are expected to be approximately $74.7 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The offering is expected to close on or about October 23, 2012, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of us and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to our effective registration statement on Form S-3 (Registration Statement No. 333-183679) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares and warrants in the offering is attached as Exhibit 5.1 hereto. On October 17, 2012, we issued a press release announcing that we had commenced the offering. On October 18, 2012, we issued a press release announcing that we had priced the offering. Copies of these press releases are attached as Exhibits 99.2 and 99.3 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 18, 2012.

4.1	Form of Warrant.

5.1	Opinion of Cooley LLP.

10.1	Common Stock and Warrant Purchase Agreement by and between MannKind Corporation and The Mann Group LLC, dated October 18, 2012.

10.2	Amended and Restated Promissory Note, dated October 18, 2012, made by MannKind Corporation in favor of The Mann Group LLC.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated October 18, 2012, titled “MannKind Receives Commitment from The Mann Group to Acquire 40,000,000 Shares of Common Stock and Warrants to Purchase Common Stock.”

99.2	Press Release, dated October 17, 2012, titled “MannKind Announces Proposed Public Offering of Common Stock and Warrants.”

99.3	Press Release, dated October 18, 2012, titled “MannKind Announces Pricing of Public Offering of Common Stock and Warrants.”

Forward-Looking Statements

This report contains forward-looking statements, including statements regarding our expectations with respect to the completion, timing, size and net proceeds of our proposed financings, that involve risks and uncertainties. Words such as “believes”, “anticipates”, “plans”, “expects”, “intends”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks associated with market conditions, the satisfaction of customary closing conditions related to the proposed offerings, the receipt of stockholder approval to increase the number of our authorized shares, the progress, timing and results of clinical trials, difficulties or delays in seeking or obtaining regulatory approval, the manufacture of AFREZZA®, competition from other pharmaceutical or biotechnology companies, our ability to enter into any collaborations or strategic partnerships, intellectual property matters, stock price volatility and other risks detailed in our filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the quarter ended June 30, 2012 . You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

By:	/s/ David Thomson
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary

Dated: October 19, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 18, 2012.

4.1	Form of Warrant.

5.1	Opinion of Cooley LLP.

10.1	Common Stock and Warrant Purchase Agreement by and between MannKind Corporation and The Mann Group LLC, dated October 18, 2012.

10.2	Amended and Restated Promissory Note, dated October 18, 2012, made by MannKind Corporation in favor of The Mann Group LLC.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated October 18, 2012, titled “MannKind Receives Commitment from The Mann Group to Acquire 40,000,000 Shares of Common Stock and Warrants to Purchase Common Stock.”

99.2	Press Release, dated October 17, 2012, titled “MannKind Announces Proposed Public Offering of Common Stock and Warrants.”

99.3	Press Release, dated October 18, 2012, titled “MannKind Announces Pricing of Public Offering of Common Stock and Warrants.”